Exhibit 24.1

POWER OF ATTORNEY

WHEREAS, WILLIS GROUP HOLDINGS PUBLIC LIMITED COMPANY, an Irish public limited company (hereinafter referred to as the “Company”), intends to file with the U.S. Securities and Exchange Commission under the provisions of the Securities Act of 1933, as amended, a registration statement on Form S-4 relating to the issuance of the Company’s ordinary shares in connection with the proposed merger of Towers Watson & Co., a Delaware corporation, with and into a wholly-owned subsidiary of the Company (the “Registration Statement”).

NOW, THEREFORE, each of the undersigned does hereby appoint Dominic Casserley, John Greene and Matthew S. Furman, and each of them, as his or her true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for him and her and in his or her name, place and stead, in any and all capacities, to sign the Registration Statement and any and all amendments, including all pre-effective and post-effective amendments, to the Registration Statement, and to file the same, with all exhibits thereto and all documents in connection therewith, making such changes in the Registration Statement as such person or persons so acting deems appropriate, with the U.S. Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, the undersigned has executed this Power of Attorney this 22nd day of July, 2015.

Signature	Title

/s/ Dominic Casserley	Chief Executive Officer and Director (Principal Executive Officer)
Dominic Casserley

/s/ John Greene	Group Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)
John Greene

/s/ Anna C. Catalano	Director
Anna C. Catalano

/s/ Sir Roy Gardner	Director
Sir Roy Gardner

/s/ The Rt. Hon. Sir Jeremy Hanley, KCMG	Director
The Rt. Hon. Sir Jeremy Hanley, KCMG

/s/ Robyn S. Kravit	Director
Robyn S. Kravit

/s/ Wendy E. Lane	Director
Wendy E. Lane

/s/ Francisco Luzón	Director
Francisco Luzón

/s/ James F. McCann	Chairman and Director
James F. McCann

/s/ Jaymin B. Patel	Director
Jaymin B. Patel

/s/ Douglas B. Roberts	Director
Douglas B. Roberts

/s/ Michael J. Somers	Director
Michael J. Somers

/s/ Jeffrey W. Ubben	Director
Jeffrey W. Ubben

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